FIRST AMENDMENT TO THE COST SHARING AGREEMENT

By this FIRST AMENDMENT dated as of October 30th, 2014 to the COST SHARING AGREEMENT, entered into by CASINO, SUDACO and CBD on August 1st, 2014, (“Cost Sharing Agreement”) the Parties:

CASINO GUICHARD PERRACHON S.A., a company duly incorporated and validly existing under the laws of France, with head offices at 1, Esplanade de France 42000 Saint-Etienne – France (“CASINO”);

SUDACO PARTICIPAÇÕES LIMITADA., a company duly incorporated and validly existing under the laws of Brazil, with head offices at Rua Libero Badaró, 293, 27º andar, cj. 70, São Paulo – SP, Brazil (“SUDACO”)

COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO, a company duly incorporated and validly existing under the laws of Brazil, with head offices at Avenida Brigadeiro Luis Antonio, 3142, São Paulo – SP, Brazil (“CBD”); and

EURIS, a “société par actions simplifiée”, incorporated under the laws of France, with its registered head office at 83, rue du Faubourg Saint-Honoré 75008 Paris, registered with Paris Registre du Commerce des Sociétés under number 348 847 062 (“EURIS” and together with CASINO, SUDACO and CBD, “Parties”).

WHEREAS:

(i)        CASINO, SUDACO and CBD have entered into the Cost Sharing Agreement in order to govern the cost sharing relationship among them;

(ii)       EURIS is also a company of Casino Group and, similarly to the personnel of CASINO and Sudaco, EURIS personnel have been performing several technical, administrative and ancillary activities in the benefit of CBD since the execution of the Cost Sharing Agreement;

(iii)      Other companies of Casino Group may come to perform such Activities in the benefit of the group (“Joining Parties”) and become subject to the terms and conditions established herein by signing a joinder agreement to this Agreement (“Joinder Agreement”); and

(iv)      The Parties wish to amend the Cost Sharing Agreement in order to include EURIS as a party to their cost sharing relationship and provide for the possibility of other companies of the Casino Group to join this agreement in the future.

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NOW, THEREFORE, THE PARTIES AGREE to enter into this first amendment on the date hereof, by which the Cost Sharing Agreement is restated in its entirety and shall be in force and governed by the following terms and conditions (“Agreement”).

1.         ACTIVITIES TO BE PERFORMED

During the term of this Agreement, CASINO, EURIS and SUDACO and the Joining Parties undertake to perform in the benefit of CBD, activities of various natures relating, but not limited to: clerical and administrative, financial, advertising, strategic, planning and budgeting, human resources, corporate governance, business monitoring and controlling, corporate reorganization, investments, acquisition and divestiture of assets, and business-related in general (the “Activities”).  The Activities are exclusively intended to support the development of CBD’s operations.

2.         COST SHARING

2.1.     CBD undertakes to reimburse the other Parties and Joining Parties for the costs incurred by each of them in connection with the Activities performed in the benefit of CBD.

2.2.     The amount to be reimbursed will be based on the costs incurred by each of the Parties and Joining Parties with their respective personnel involved in the Activities. The costs will be calculated on a time-spent basis, considering the time dedicated to CBD in the previous quarter. The parties may use other criteria and metrics for definition of the costs to be reimbursed provided that they are objective, measurable, and previously agreed in writing.

2.3.     CBD undertakes to remit the reimbursement to the other Parties and Joining Parties on a quarterly basis, within 20 days as from the provision of the relevant costs breakdown by each of the other Parties, which shall contain a description of the Activities performed in the benefit of CBD in the applicable period and the relevant time dedicated in connection therewith.

2.4.     Any reasonable expenses incurred in accordance with Casino’s expense policies and in connection with the execution of the Activities will either be borne directly by CBD or, if applicable, reimbursed by CBD upon the presentation of the relevant receipt by the other party that incurred such expense.

2.5.     This Agreement does not imply any rendering of services among the Parties and Joining Parties, and does not entitle the other Parties and Joining Parties to demand from CBD any amount other than the reimbursement described in this Section 2.

2.6.     CBD shall reimburse EURIS for the expenses incurred by EURIS in connection with the Activities performed by its personnel in benefit of CBD since the execution of the Cost Sharing Agreement, i.e., August 1st, 2014, strictly in accordance with the terms and conditions provided herein.

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2.7.     CBD shall reimburse a Joining Party for the expenses incurred by the Joining Party in connection with the Activities performed by its personnel in benefit of CBD since the execution of the respective Joinder Agreement, strictly in accordance with the terms and conditions provided herein.

3.         REPRESENTATIONS AND WARRANTIES

3.1      The Parties and Joining Parties represent and warrant that:

(a)       are corporations duly organized and in good standing under the laws of the jurisdiction where they are established, have the corporate power to conduct their business in the manner currently conducted, and are in good standing under the laws of each jurisdiction in which the nature of the business conducted by them makes such qualification necessary;

(b)       have the corporate power to enter into this Agreement (or joinder agreement to this Agreement, as applicable) and perform the activities contemplated herein; the people signing this Agreement (or joinder agreement to this Agreement, as applicable) on behalf of each of them have been authorized to do so; and this Agreement (or joinder agreement to this Agreement, as applicable), when signed by the Parties or Joining Parties, shall represent the binding and enforceable obligations of each of them, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws; and

(c)       neither the signing and delivery of this Agreement (or joinder agreement to this Agreement, as applicable) nor the performance of the activities contemplated herein conflicts with or will or may result in a default under the Certificate of Incorporation or By-laws of each of the parties, or any law, regulation, judicial or similar order or any contractual arrangement to which each of the parties is a party or by which its assets are bound.

4.         CONFIDENTIAL INFORMATION

4.1      Definitions

For purposes of this Agreement, and except as provided below, the term “Confidential Information” means and includes information provided by one Party or Joining Party to another pursuant to this Agreement, including but not limited to, each party’s product plans, designs, costs, prices, finances, marketing plans, business opportunities, personnel, research, development or know-how. Notwithstanding the foregoing, Confidential Information shall not include information that: (i) is now or subsequently becomes generally available to the public through no fault or breach on the part of receiving party (the “Receiving Party”); (ii) the Receiving Party can demonstrate to have had rightfully in its possession prior to disclosure to the Receiving Party by the disclosing party (the “Disclosing Party”); (iii) is independently developed by the Receiving Party without the use of any Confidential Information; or (iv) the Receiving Party rightfully obtains from a third party who has the right to transfer or disclose it.

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4.2      Treatment of Confidential Information

The Receiving Party agrees to use reasonable care, but in no event less than the same degree of care that it uses to protect its own confidential and proprietary information of similar importance, to prevent the unauthorized use, disclosure, publication or dissemination of Confidential Information. The Receiving Party agrees to accept the Disclosing Party’s Confidential Information solely to implement the transactions contemplated by this Agreement and the Receiving Party shall not use Confidential Information otherwise for its own or any third party’s benefit without the prior written approval of an authorized representative of the Disclosing Party in each instance. Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information if required by law or regulation, by court order, or pursuant to the rules of any exchange on which its securities are listed, provided that the Receiving Party shall take reasonable steps to give the Disclosing Party sufficient prior notice in order to contest such request.

5.         TERM AND TERMINATION

5.1      Term

This Agreement shall be in full force and effect for an indefinite term, as from October 30th, 2014.

5.2      Termination

Any Party and Joining Party may terminate this Agreement (i) at any time and without cause, upon sixty (60) days written notice to the other Parties and Joining Parties, and (ii) upon written notice, in the event any other party breaches any material obligation hereunder, and such breach has not been remedied within fifteen (15) days after the party in breach has received written notice thereof. However, if the nature of the material obligation breached by a party does not permit it to be remedied, the Agreement will be considered terminated after the party in breach has received the written notice.

5.2.1. Either Party and Joining Party may terminate this Agreement immediately upon written notice in the event that (i) a court of competent jurisdiction rules that the other Party became insolvent; or (ii) Casino is no longer CBD’s direct or indirectly controlling shareholder.

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6.         CONSEQUENCES OF TERMINATION

6.1      No Entitlement to Compensation

Valid termination of this Agreement by one party shall not entitle the other to any compensation or damages whatsoever.

6.2      Accrued rights

Termination of this Agreement shall not affect the rights of the Parties and Joining Parties which have accrued in accordance with this Clause 6 or which otherwise have accrued due on or before which termination.

6.3      Survival of terms

This Clause and the following Clauses shall survive termination or expiry of this Agreement for whatever reason: Clause 4 (Confidentiality), Clause 7.3 (Governing law) and Clause 7.4 (Disputes).

7.         GENERAL PROVISIONS

7.1      Joining Parties

Any Joining Party signing a Joinder Agreement in the form annexed hereto as Schedule 7.1 agrees to be bound by all the terms of this Agreement (including any obligations contained herein) applicable to such Joining Party. CBD is hereby authorized by each Party, with the power of substitution, to countersign any such joinder agreement for acceptance on behalf of all Parties.

7.2      Assignment

This Agreement shall be bind and shall inure to the benefit of the Parties and Joining Parties hereto and to their respective assigns and successors-in-interest, provided, however, that neither party may assign its rights hereunder without the prior written consent of the others, which consent shall not be unreasonably withheld or delayed. No such assignment shall relieve the assignor of its obligations hereunder.

7.3      Force Majeure

Neither Party or Joining Party shall be responsible for any failure to perform any obligation (other than a payment obligation) hereunder due to acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods, accidents, strikes, carrier service interruptions, or shortages of transportation facilities, fuel, energy, labor or materials (“force majeure”). A Party or Joining Party whose performance is prevented by an event of force majeure shall be excused from such performance for the duration of such event, provided such party takes all reasonable steps to avoid or remove such causes of non-performance and immediately continues performance whenever and to the extent such causes are removed.

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7.4      Governing Law

This Agreement shall be governed and construed in accordance with the laws of Brazil.

7.5      Disputes

7.5.1.  Amicable settlement

Any dispute arising from or related to this Agreement shall be notified in writing by one Party or Joining Party to the other(s), and the Parties or Joining Parties shall use their best efforts to settle the dispute on an amicable basis within fifteen (15) days from the date of receipt of the notification.

7.5.2.  Arbitration

If an agreement cannot be reached pursuant to Section 7.5.1 above, any dispute arising out of or in connection with the present Agreement, including without limitation, the validity, interpretation, compliance, implementation, termination or breach of this Agreement shall be submitted to arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC Rules”) prevailing as at the date of the request for such arbitration.

7.5.3.  Arbitral Tribunal

The arbitral tribunal shall consist of three (3) arbitrators, of whom one shall be nominated by claimant(s) and one shall be nominated by respondent(s). The third arbitrator acting as president of the arbitral tribunal shall be nominated jointly by the two party-appointed arbitrators within 15 (fifteen) days from the confirmation of the second arbitrator, failing which the ICC shall appoint the president of the arbitral tribunal pursuant to the ICC Rules.

7.5.4.  Language

The language of the arbitration shall be English. Any of the parties to the arbitration may submit evidence in any other language provided that it is accompanied by a translation into English.

7.5.5.  Jurisdiction

The decision of the arbitral tribunal shall be final and binding upon the parties and may be enforced in any court of competent jurisdiction. Each party retains the right to seek judicial assistance notably (a) to compel arbitration; (b) to obtain interim measures of protection rights prior to instruction of pending arbitration and any such action shall not be construed as a waiver of the arbitration proceeding by the party; or (c) to enforce any decision of the arbitrators including the final award. If a party seeks judicial assistance, the Courts of São Paulo, Brazil, shall have jurisdiction.

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7.5.6.  Consolidation of proceedings

Arbitration proceedings might be consolidated as agreed by the parties or determined by the ICC pursuant to the ICC Rules.

7.5.7.  Confidentiality of arbitration

The Parties and Joining Parties expressly agree that the arbitration shall be kept strictly confidential, along with the information thereon (including without any limitations, the allegations made by the parties thereto, evidence, technical reports and any other statements given by third parties along with any documentation submitted or exchanged in the course of the arbitration proceedings), which shall only be revealed to the arbitral tribunal, the ICC, the parties, their attorneys, and any person essential to the development of the arbitration proceedings, except if such disclosure is required so as to satisfy obligations set out by law or by any competent authorities.

7.6      Amendment, Waiver, etc.

This Agreement may not be amended, or any provision hereof waived, other than by a written instrument signed by the Parties and Joining Parties or, in the case of waiver, by the party charged. The waiver of one breach or default or any delay in exercising any rights shall not constitute a waiver of any subsequent breach or default.

7.7.     Notice

Any notice under this Agreement shall be effective only if given in writing, delivered by hand, first class mail, postage prepaid or by reputable overnight courier service, with a copy by facsimile, to the following address, or such other address as the party concerned shall previously have designated in writing:

            If to CASINO:

            1, Esplanade de France

Saint-Etienne, France 42000

            Facsimile: + 33 1 53 65 64 49

            Marked for the attention of the CEO

            Copy to the attention of the Legal Officer

            Facsimile: + 33 4 77 45 32 32

            If to SUDACO:

            Rua Libero Badaró, 293, 27º andar, cj. 70

São Paulo – SP, Brazil – CEP 01009-907

Facsimile: + 55 11 3885 6700

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Copy to the attention of Mr. Carlos Eduardo Prado

            If to CBD:

Avenida Brigadeiro Luis Antonio, 3142

São Paulo – SP, Brazil – CEP 01401-001

Facsimile + 55 11 3885 6441

Marked for the attention of the CEO

            If to EURIS:

83, rue du Faubourg Saint-Honoré 75008

Paris, France

Marked for the attention of Mr. Didier Lévêque

E-mail: d.leveque@euris.fr

7.9.     Counterparts

This Agreement is executed in three counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Cost Sharing Agreement to be duly executed and delivered as of the day and year first above written.

October 30th, 2014.

CASINO GUICHARD PERRACHON S.A.

Name: Title:	Name: Title:

SUDACO PARTICIPAÇÕES LTDA.

Name: Title:	Name: Title:

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COMPANHIA BRASILEIRA DE DISTRIBUIÇÃO

Name: Title:	Name: Title:

EURIS

Name: Title:	Name: Title:

Witnesses:
Name: ID:	Name: ID:

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Schedule 7.1

JOINDER AGREEMENT

This joinder agreement, dated as of [•] (“Joinder Agreement”) is entered into by [●] in connection with the Cost Sharing Agreement, dated as of August 1, 2014, as amended and restated by the First Amendment to the Cost Sharing Agreement, dated as of [•], entered into by and between Casino, Guichard-Perrachon S.A., Sudaco Participações Ltda., Companhia Brasileira de Distribuição and [EURIS] (“Cost Sharing Agreement”). Capitalized terms used in this Joinder Agreement but not otherwise defined herein shall have the meanings ascribed to such terms in the Cost Sharing Agreement.

WHEREAS

(i)        CASINO, SUDACO, CBD and EURIS have entered into the Cost Sharing Agreement in order to govern the cost sharing relationship among them;

(ii)       [•] is also a company of the Casino Group which performs several technical, administrative and ancillary activities in the benefit of the group (“Joining Party”)

(iii)      Similarly to personnel of CASINO and Sudaco, [•]  personnel have been performing such activities in the benefit of CBD;

Section 1. The Joining Party undersigned hereby:

a)      acknowledges all the terms and conditions of the Cost Sharing Agreement, including the terms imposing obligations to the Joining Parties;

b)      agrees that by the execution and delivery hereof, the undersigned becomes a Joining Party and shall be bound by all the terms of the Cost Sharing Agreement (including any obligations contained herein) applicable to the undersigned in its capacity as a Joining Party;

c)      represents and warrants that each of the representations and warranties set forth in Section 3 of the Cost Sharing Agreement given by it as a Joining Party and to the extent applicable to the undersigned as a Joining Party is true and complete as of the date hereof; and

d)     agrees that this Joinder Agreement may be attached to the Cost Sharing Agreement.

Section 2. This Joinder Agreement shall be governed by, and shall be construed in accordance with the laws of Brazil and any dispute arising out of or in connection with this Joinder Agreement shall be settled in accordance with the provisions contained in Section 7.5 of the Cost Sharing Agreement.

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IN WITNESS WHEREOF, the undersigned has duly executed, or cause to be duly executed by its duly authorized officer, this Joinder Agreement as of the date first above written.

________________________________
Companhia Brasileira de Distribuição

________________________________
[Joining Party]

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